Exhibit 99.3

Contact:

Gretchen Hommrich

Director, Investor Relations

(615) 861-6000

ACADIA HEALTHCARE PROVIDES AN UPDATE ON THE U.K. SALE PROCESS

FRANKLIN, Tenn. (September 29, 2020) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) (the “Company” or “Acadia”) today provides an update on the sale process for the U.K. business. The Company previously suspended the sale process due to the market dynamics related to the COVID-19 pandemic.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare, remarked, “We have notified potential buyers that we will shortly relaunch the formal process regarding the sale of our U.K. business. Our objective continues to be maximizing value for our stockholders. As we continue to work with our financial and legal advisors, we will update the market on the sales process when and as we determine it is appropriate.”

About Acadia

Acadia is a leading provider of behavioral healthcare services. As of June 30, 2020, Acadia operated a network of 589 behavioral healthcare facilities with approximately 18,200 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. The forward-looking statements contained in this press release include statements related to the relaunch of the formal process regarding the sale of our U.K. business. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. and U.K. economies and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (iii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iv) the Company’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value; (v) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (vi) the Company’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by the Company from government and third-party payors; (viii) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (ix) the risk that the Company may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent the Company from realizing the expected benefits of its business strategies. These factors and others are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and subsequent periodic reports and other filings with the SEC.